EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Anooraq Resources Corp.


Date:  September 27, 2004



                                          Leeward Offshore Bull & Bear Fund



                                                    By:  Dean Albrecht
                                                         -------------
                                                  Name:  Dean Albrecht
                                                 Title:  Director


                                          Leeward Hedge Funds Inc.



                                                 By:     Brendan Kyne
                                                         -------------
                                                 Name:   Brendan Kyne
                                                 Title:  Chief Executive Officer